SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING 4/30/2005
FILE NUMBER 811-1424
SERIES NO.: 17


72DD     1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                  $     2
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                  $     1
              Class C                  $     1

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                  $000.0345
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                  $000.0345
              Class C                  $000.0345